Form 10-Q                                                  Crawford & Company
Quarter Ended September 30, 1995                           Page 15


To the Stockholders and
Board of Directors of
Crawford & Company:


We are aware that Crawford & Company has incorporated by reference in its previously filed Registration Statement File No. 2-78989, Registration Statement File No. 33-22595, Registration Statement File No. 33-47536, and Registration Statement File No. 33-36116 its Form 10-Q for the quarter ended September 30, 1995, which includes our report dated November 10, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                              Arthur Andersen LLP

Atlanta, Georgia
November 10, 1995



                               Exhibit 23.1